EXHIBIT 11







                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the incorporation by reference of our report dated March 3, 1997 in this Registration Statement (Form N-1A 2-72836) of General Money Market Fund, Inc.




                                               ERNST & YOUNG LLP


New York, New York
May 28, 1997